SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – January 31, 2011

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-11914 (Commission File Number)	22-2457487 (I.R.S. Employer Identification No.)

10 Forest Avenue, Suite 220, Paramus, NJ 07652
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code - (201) 342-0900

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Extension of Material Definitive Agreement

As of January 31, 2011, Caprius, Inc.  ("Caprius" or us) and our subsidiaries (collectively, the "Company"), entered into Amendment No. 2 (the "Amendment") to the Senior Secured Promissory Note (“Note”), dated as of September 16, 2009, with Vintage Capital Group, LLC ("Vintage"), whereby Vintage has agreed to extend the maturity date of the Note to the earlier of (i) April 30, 2011 or (ii) the termination of the Agreement and Plan of Merger dated as of November 10, 2010, by and among Vintage, Capco Co., and Caprius.  Previously the Note had been extended under Amendment No. 1 to February 1, 2011, and the Note was originally scheduled to mature on December 16, 2010.

As of January 31, 2011, Vintage had advanced approximately $4.9 million in cash to Caprius, exclusive of an additional $1.8 million of capitalized obligations (including approximately $881,000 of interest) owed to Vintage.

The foregoing is a summary of the Amendment. For complete information, see the Amendment which is filed as Exhibit 10.1 to this Report and the initial Senior Secured Promissory Note, which was filed as Exhibit 10.2 to Caprius’ Form 8-K for an event of September 16, 2009, and Amendment No. 1, which was filed as Exhibit 10.9.2.1 to Caprius’ Form 10-K for its fiscal year ended September 30, 2010.

Item 9.01  Financial Statements and Exhibits

Exhibit

10.1	Amendment No. 2 to the Senior Secured Promissory Note, dated as of January 31, 2011, by and among Caprius, M.C.M. Environmental Technologies, Inc., M.C.M. Environmental Technologies Ltd., and Vintage.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.

/s/ Dwight Morgan
Dwight Morgan President & CEO

Dated:  February 4, 2011